UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2010

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Not Applicable
(Former name or former address, if changed since last report)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item    1.01—Entry into a Material Definitive Agreement.

On December 20, 2010, Rockwood Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Underwriter”) and certain selling stockholders comprising funds affiliated with Kohlberg Kravis Roberts & Co. L.P. and DLJ Merchant Banking Partners III, L.P. (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriter agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 8,000,000 shares of the Company’s Common Stock from the Selling Stockholders, as described in the Prospectus Supplement dated December 20, 2010, which was filed pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-171290).

A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item       9.01—Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated December 20, 2010, between Rockwood Holdings, Inc., the selling stockholders named therein and Deutsche Bank Securities Inc.

*              Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: December 22, 2010